                                                  EX-99.B(a)tgtartamend1

                          ARTICLES OF AMENDMENT
                                   TO
                        ARTICLES OF INCORPORATION
                                   OF
                      TARGET/UNITED FUNDS, INC.

    Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General
Corporation Law, Target/United Funds, Inc. (the "Corporation"), a Maryland
corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles
of Incorporation, as previously supplemented and amended ("Articles of
Incorporation"):

    FIRST:  As amended, effective October 16, 2000, Article SECOND of the Corporation's Articles of Incorporation shall read as follows:  "The name of the Corporation is W&R Target Funds, Inc., hereinafter called the
'Corporation'."

    SECOND:  The Articles of Incorporation of the Corporation
are hereby amended, effective October 16, 2000, by replacing the name
Income Portfolio with Core Equity Portfolio in every occurrence.

    THIRD:  The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and are limited to changes permitted by Section 2-605(a)(4) of the Maryland General
Corporation Law to be made without action by the stockholders of the
Corporation.

    FOURTH:  The Corporation is registered with the Securities and
Exchange Commission as an open-end investment company under the Investment
Company Act of 1940, as amended.

    IN WITNESS WHEREOF, the undersigned Vice President of the
Corporation hereby executes these Articles of Amendment on behalf of the
Corporation this 26th day of September, 2000.

                        Target/United Funds, Inc.

    (Corporate Seal)

                        /s/Kristen A. Richards
                        -----------------------------------
                        Kristen A. Richards, Vice President

Attest:
        /s/Daniel C. Schulte
        Daniel C. Schulte,
        Assistant Secretary

    The undersigned, Vice President of Target/United Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of
Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of
Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                By:  /s/Kristen A. Richards
                                     ----------------------------------
                                     Kristen A. Richards, Vice President